Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-144381) of our report dated July 6, 2007 except for Note 12 as to which the date is September 6, 2007, relating to the financial statements of Constant Contact, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Selected Financial Data” and “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Boston, MA
September 11, 2007